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                                                                   EXHIBIT 99.15


                                                              [Preliminary Copy]


                               FORM OF ELECTION

      For Shareholders of First Financial Corporation of Western Maryland

EACH SHAREHOLDER SHOULD READ, COMPLETE, SIGN AND RETURN THIS FORM OF ELECTION IN THE ENVELOPE PROVIDED, REGARDLESS OF WHETHER THE SHAREHOLDER VOTES "FOR" OR "AGAINST" THE PROPOSED MERGER.

The undersigned shareholder of First Financial Corporation of Western Maryland ("FFWM") hereby elects to receive, upon the proposed merger (the "Merger") of FFWM into Keystone Financial, Inc. ("Keystone") becoming effective, in exchange for each share of FFWM Common Stock held by the undersigned, either:

[_] 1.29 shares of Keystone Common Stock or [_] Cash in an amount equal to
                                                1.29 times the average of the
                                                closing bid prices for Keystone
                                                Common Stock for the 20 NASDAQ
                                                trading days ending with the
                                                sixth trading day before the
                                                closing date for the Merger

                  Only one of the two blocks may be checked.

ALL SHARES OF FFWM COMMON STOCK REGISTERED IN THE NAME OF AN FFWM SHAREHOLDER WHOSE FORM OF ELECTION IS NOT RECEIVED BY FFWM PRIOR TO 10:00 A.M., LOCAL TIME, ON MAY 8, 1997 OR WHO DOES NOT INDICATE A CHOICE ABOVE WILL BE CONVERTED INTO EITHER KEYSTONE COMMON STOCK OR CASH IN ACCORDANCE WITH THE PROCEDURES DESCRIBED IN THE JOINT PROXY STATEMENT/PROSPECTUS. THE EFFECTIVENESS OF ANY ELECTION BY AN FFWM SHAREHOLDER IS SUBJECT TO THE LIMITATIONS AND PROCEDURES DESCRIBED IN THE JOINT PROXY STATEMENT/PROSPECTUS.

Any FFWM shareholder who has submitted a Form of Election may change it by submitting to FFWM a revised Form of Election (or a facsimile thereof) which is received by FFWM prior to 10:00 a.m., local time, on May 8, 1997. At such time Elections will become irrevocable except to the extent changes are permitted or made in order to satisfy the limitations on Elections described in the Joint Proxy Statement/Prospectus.

                                       Dated:_____________________________, 1997


                                       _________________________________________
                                                        Signature

                                       _________________________________________
                                                        Signature

                                       Please sign exactly as name appears
                                       hereon. For joint accounts, each joint
                                       owner should sign. When signing as
                                       attorney, executor, administrator,
                                       trustee or guardian, please give your
                                       full title as such. If a corporation,
                                       please sign the full corporate name by
                                       President or other authorized officer,
                                       giving your full title as such. If a
                                       partnership, please sign in the
                                       partnership name by authorized person,
                                       giving your full title as such.